Exhibit 10.1

Security Agreement

          This Security Agreement is made this August 15, 2006, by and between Timeline, Inc., a Washington corporation, having its principal office at 1700 7th Avenue, Suite 2100, Seattle, Washington 98101 (“Grantor”), and Rohde & Van Kampen PLLC (“RV”), a Washington professional limited liability company, having its principal office at 1001 4th Avenue, Suite 4050, Seattle, Washington 98154 and Susman Godfrey L.L.P. (“SG”)1, a limited liability partnership registered in Washington, having its principal office at 1000 Louisiana, Suite 5100, Houston, Texas 77002 ( RV and SG are collectively “Grantees”).

          WHEREAS, Grantor is the owner of the U.S. and foreign patents listed on the attached Schedule A (collectively the “Patents”).  Further, Grantor is the sole owner of certain claims of patent infringement and claims for breach of contract as disclosed in a fee agreement dated August 15, 2006 (“Fee Agreement”) between Grantor and Grantees.  (All claims disclosed in the Fee Agreement are collectively referred to as “cause of action”);

          WHEREAS, Grantor intends to grant to Grantees a security interest in certain assets including the Patents to secure performance of the obligations of Grantor under the Fee Agreement; and

          WHEREAS, Grantors and Grantees by this instrument seeks to confirm and make a record of the grant of a security interest in the Patents and other assets.

          NOW, THEREFORE, for good and valuable consideration, the adequacy of which are hereby acknowledged, Grantor does hereby acknowledge that as security for Grantor’s obligations under the Fee Agreement, Grantor grants to Grantees right to and interest in, to and under, the patents set forth in Exhibit A and the right to record Grantee’s security interest.  As further security for Grantor’s obligations, as set forth in the Fee Agreement, Grantor hereby collaterally transfers and assigns to Grantees an undivided security interest in the cause of action, such interest being equivalent to the amount or percentage that Grantor, by the concurrently executed Fee Agreement, promises to pay for the services of Grantees.  Grantor agrees to execute any additional documents necessary to record and perfect Grantees security interest.

          Grantor agrees that it shall not assign or otherwise create any lien against that part of the cause of action collaterally assigned to Grantees pursuant to the preceding paragraph.

TIMELINE, INC.

By:	/s/ Charles R. Osenbaugh

Charles R. Osenbaugh, President

[1] RV and SG includes any firms which may become successors to the PLLC or the LLP.

AGREED TO AND ACCEPTED:

ROHDE & VAN KAMPEN, PLLC	SUSMAN GODFREY L.L.P.

/s/ Robert E. Rohde	/s/ Parker C. Folse, III

Robert E. Rohde, Member	Parker C. Folse, III, Partner

Exhibit A – U.S. and foreign patents pledged as security

EXHIBIT A

Patents

Timeline:

U.S.	5,802,511	9/1/98
U.S.	6,023,694	2/8/00
U.S.	6,026,392	2/15/00
U.S.	6,625,617	9/23/03
U.S.	6,631,382	10/7/03

Australia	729,275	5/17/01
Australia	772,658	8/20/04

Canada	2,240,663	6/8/04

China	CN 1163821C	8/25/04
China	CN 198853	3/16/05

Hong Kong	HK1018328	1/7/05

Israel	125,129	10/1/02
Israel	139,665	12/1/05

Korea	0538,547	12/16/05

Mexico	212,383	1/7/03
Mexico	218,620	1/12/04

Singapore	80171	1/8/03
Singapore	53983	11/30/04